SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2007

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-11230	41-0749934
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

7201 Metro Boulevard

Edina, MN 55439

(Address of principal executive offices including Zip Code)

(952) 947-7000

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           As of June 28, 2007, Fraser Clarke, the President and Chief Executive Officer of the Hair Club for Men and Women, ceased employment with Regis Corporation (the "Company") and its subsidiaries. Darryl Porter, previously Chief Operating Officer of the Hair Club for Men and Women, has assumed this position.

(e)           On June 29, 2007, the Company entered into amended and restated employment agreements with each of Myron Kunin, the Company’s Vice-Chairman of the Board (the “Kunin Agreement”) and Gordon Nelson, the Company’s Executive Vice President of Fashion, Education and Marketing (the “Nelson Agreement”) (collectively, the “Agreements”).  Set forth below is a brief description of the terms and conditions of each of the Agreements.

The Kunin Agreement

Under the terms of the Kunin Agreement, Mr. Kunin will continue to act as the Vice-Chairman of the Board of the Company.  Mr. Kunin is entitled to receive annual compensation in the base amount of $600,000 per year (starting July 1, 1996), which amount will be increased (but not decreased) in proportion to any increase in the consumer price index. Such amount will be paid to Mr. Kunin on a monthly basis for his lifetime.

In the event of a change in control of the Company, the Kunin Agreement provides certain change in control benefits.  Within thirty days after a change in control, Mr. Kunin will receive a lump sum payment equal to the excess of (i) the sum of the future payments to which he is entitled as of the date of the change in control, without application of a discount for present value, increased by four percent for each year of the joint life expectancy of Mr. Kunin and his spouse as determined by reference to the table of Joint Life and Last Survivorship Expectancy published by the Internal Revenue Service in Publication 590 or any successor publication (the “Joint Life Expectancy”), over (ii) the present value of the sum of the future payments to which he is entitled as of the date of the change in control.  To determine the present value, the discount rate applied will equal the yield to maturity, on the date of the change in control, of U.S. Treasury Notes with a maturity equal to the Joint Life Expectancy of Mr. Kunin and his spouse.  In addition, Mr. Kunin will receive 200,000 shares of the Company’s common stock, free of any restrictions on exercisability, deliverable upon the change in control.  The number of shares of common stock delivered is subject to adjustment for share dividends, splits, combinations, exchanges, recapitalizations or other changes to the capital structure of the Company.

Should Mr. Kunin’s employment with the Company cease for any reason following a change in control of the Company, except if such termination is by the Company for cause, the Company will pay Mr. Kunin a single lump sum equal to the then present value of the future monthly payments to which Mr. Kunin is entitled within five days after Mr. Kunin’s termination.  For this purpose, the discount rate applied will equal the yield to maturity, on the date of Mr. Kunin’s termination of employment with the Company, of U.S. Treasury Notes with a maturity equal to the Joint Life Expectancy of Mr. Kunin and his spouse.  If, within two years after a change in control, Mr. Kunin’s services are terminated by the Company without cause or if Mr. Kunin resigns from his employment for good reason, Mr. Kunin will receive a single lump sum amount equal to three times his then current annual base salary within thirty days after the date of his separation from the Company.  In the event of the application of any excise taxes pursuant to Section 4999 of the Internal Revenue Code (or any comparable and applicable state law) on Mr. Kunin, he will receive a payment from the Company so that the net after-tax amount received by Mr. Kunin pursuant to his change in control benefits or any other amounts that are subject to such excise taxes is equal to the amount he would have received without the application of such taxes.

Mr. Kunin is bound by non-competition restrictions during the period in which payments are made pursuant to the Kunin Agreement.

The Nelson Agreement

Under the terms of the Nelson Agreement, Mr. Nelson will continue to act as the Executive Vice President of Fashion, Education and Marketing of the Company until Mr. Nelson’s employment is terminated by either the Company or Mr. Nelson.  During his employment, Mr. Nelson will receive a base salary as mutually agreed upon by the Company and Mr. Nelson.  Upon Mr. Nelson’s retirement at or after reaching age 65 or if Mr. Nelson is disabled upon reaching the age of 65, he will receive 240 monthly payments, such payments to be equal to a percentage (determined by his completed years of service with the Company) of the greater of (i) 40% of his average monthly compensation (excluding bonuses) for the sixty months immediately preceding such termination or disability plus $2,500 (unless Mr. Nelson is terminated on or before February 8, 2012 by the Company for cause or if Mr. Nelson resigns without good reason on or before such date), and (ii) $5000 (such monthly amount, the “Vested Monthly Benefit”).  If Mr. Nelson dies before receiving all 240 monthly payments, the payments will be made to his surviving spouse or his designee.  If Mr. Nelson dies during his employment with the Company his surviving spouse or his designee will receive the greater of (i) 40% of his average monthly compensation (excluding bonuses) for the sixty months immediately preceding such termination or disability plus $2,500 (unless Mr. Nelson is terminated on or before February 8, 2012 by the Company for cause or if Mr. Nelson resigns without good reason on or before such date), and  (ii) $5000 for 240 months following Mr. Nelson’s death (such monthly amount, the “Monthly Benefit”).  If Mr. Nelson becomes disabled during his employment and such disability continues for six months, the Company will pay the Monthly Benefit, beginning the seventh month after such disability, until he attains age 65 or until his death prior to attaining age 65, at which time his surviving spouse or designee will receive the Monthly Benefit for 240 months.

If Mr. Nelson’s services are terminated by the Company without cause, or by reason of death or disability before age 65, he will receive 240 Vested Monthly Benefit Payments, provided that for this purpose, such amount will be discounted to present value based on the number of months between (a) the later of (i) Mr. Nelson’s age at the time of his or her termination of employment or (ii) the date on which Mr. Nelson turns 55, and (b) the date of Mr. Nelson’s 65th birthday (such monthly payment, as discounted, the “Discounted Monthly Benefit”).  The discount rate to be used is the yield to maturity of U.S. Treasury Notes, at the date of Mr. Nelson’s termination, with a date of maturity nearest Mr. Nelson’s 65th birthday.  If Mr. Nelson dies before receiving all 240 payments, such payments will be made to his surviving spouse or his written designee.  Mr. Nelson has the option to make a written election 12 months prior to being entitled to receive such payments to elect to receive the Vested Monthly Benefit as opposed to the Discounted Monthly Benefit.  If such election is made, Mr. Nelson will receive his first payment upon reaching age 65 or 5 years after his termination, whichever is later.  If Mr. Nelson is terminated for any reason after February 8, 2012 (unless he has reached age 65) or if he is terminated on or prior to February 8, 2012 by the Company without cause, if he resigns for good reason or if his employment terminates for death or disability, then, during the period starting on such termination and continuing through Mr. Nelson’s attainment of age 65 (or, his wife’s attainment of age 65), Mr. Nelson and his wife shall receive continuing health, hospitalization, prescription drug, and dental insurance coverage as if Mr. Nelson continued to be an employee of the Company.  If Mr. Nelson’s employment is terminated for cause at any time, the Company will have no obligations to make any payments to Mr. Nelson pursuant to the Nelson Agreement.

In the event of a change in control of the Company, the Nelson Agreement provides certain change in control benefits.  Mr. Nelson will be entitled to receive 40,000 shares of the Company’s common stock, free of any restrictions on exercisability, deliverable upon the change in control.  The number of shares of common stock delivered is subject to adjustment for share dividends, splits, combinations, exchanges, recapitalizations or other changes to the capital structure of the Company.  If within two years of a change in control, Mr. Nelson’s services are terminated by the Company without cause or Mr. Nelson resigns for good reason, the Company will pay Mr. Nelson a single lump sum amount equal to three times the sum of his annual base salary and his largest annual bonus within the previous 36 months.  If within two years of a change in control, Mr. Nelson’s employment with the Company ends, for any reason other than a termination by the Company for cause, Mr. Nelson will be entitled to receive a payment equal to the product of his Monthly Benefit and 240, payable in a lump sum within 5 days after such termination. If Mr. Nelson’s employment with the Company ends after two years following a change in control, Mr. Nelson will be entitled to receive the Monthly Benefit, payable each month over 240 months.

In the event of the application of any excise taxes imposed by Section 4999 of the Internal Revenue Code (or any comparable and applicable state law) on Mr. Nelson, he shall receive a payment from the Company so that the net after-tax amount received by Mr. Nelson pursuant to his change in control benefits or any other amounts that are subject to such excise taxes is equal to the amount he would have received without the application of such taxes.

Under the terms of the Nelson Agreement, Mr. Nelson is bound by non-compete restrictions during the term of the Nelson Agreement and during the period that he receives any payments provided for by the Nelson Agreement.  If Mr. Nelson voluntarily terminates his employment and violates his non-competition covenant during the first twenty-four months after such termination of employment, and such violation continues for thirty days after the Company notifies Mr. Nelson in writing that he is in violation of his non-compete restriction, then Mr. Nelson will forfeit all future payments pursuant to the Nelson Agreement.  If, however, the violation of the non-compete restriction occurs after twenty four months of Mr. Nelson’s voluntary termination, and such violation continues for thirty days after notice of such violation is provided by the Company, Mr. Nelson will forfeit one month of his Vested Monthly Benefit for each month that he is in violation of the covenant.  Furthermore, if Mr. Nelson’s employment is terminated by the Company without cause, and if he at any time following such termination continues to violate the non-compete restriction, and such violation continues for thirty days after notice of such violation is provided by the Company, Mr. Nelson will forfeit one month of his Vested Monthly Benefit for each month that he is in violation of the covenant.

Within sixty days after Mr. Nelson’s termination of employment with the Company for any reason other than for cause, by reason of death or disability, or, on or prior to February 8, 2012, if Mr. Nelson resigns without good reason, the Company and Mr. Nelson will enter into a three-year consulting agreement, on such terms and conditions to be reasonably and mutually agreed.

*              *              *              *              *

The foregoing descriptions of the Kunin Agreement and the Nelson Agreement are summaries of their respective terms and conditions do not purport to be complete, and are qualified in their entirety by reference to the individual Agreements which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01       Financial Statements and Exhibits.

(d)   Exhibits:

Exhibit No.	Document

10.1	Amended and Restated Compensation Agreement by and between Regis Corporation and Myron Kunin, dated June 29, 2007.

10.2	Amended and Restated Senior Officer Employment and Deferred Compensation Agreement by and between Regis Corporation and Mr. Nelson, dated as of June 29, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION
(Registrant)

Dated: July 5, 2007	By:	/s/ Eric Bakken
	Name:	Eric Bakken
	Title:	Senior Vice President

EXHIBIT INDEX

Exhibit No.	Document

10.1	Amended and Restated Compensation Agreement by and between Regis Corporation and Myron Kunin, dated June 29, 2007.

10.2	Amended and Restated Senior Officer Employment and Deferred Compensation Agreement by and between Regis Corporation and Mr. Nelson, dated as of June 29, 2007.